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                                                                       Exhibit 5

                            CENTRAL NEWSPAPERS, INC.
                           200 EAST VAN BUREN STREET
                             PHOENIX, AZ 85004-2238
                      (602) 444-1115 - FAX (602) 444-8340


                                  June 23, 1999                  [cni LOGO]


ERIC S. TOOKER
VICE PRESIDENT/GENERAL COUNSEL


CENTRAL NEWSPAPERS, INC.
200 E. Van Buren Street
Phoenix, Arizona 85004

Ladies and Gentlemen:

        Reference is made to your proposed offering pursuant to the Central Newspapers, Inc. 1999 Long Term Incentive Plan (the "Plan") of up to 6,126,835 shares of the Registrant's Common Stock, no par value (the "Plan Shares"), as contemplated in the Registration Statement on Form S-8 and the Exhibits thereto to be filed by the Registrant with the Securities and Exchange Commission (the "SEC"), under the Securities Act of 1933, as amended, on June 23, 1999 (the "Registration Statement"). It is my opinion that:

        1. The Registrant has been duly organized and is validly existing as a corporation under the laws of the State of Indiana.

        2. The Plan Shares, when issued and sold in accordance with the terms of the Plan, will be legally issued, fully paid, and non-assessable.

        In rendering this opinion, I have reviewed and relied upon such documents and records of the Registrant as I have deemed necessary and have assumed the following:

                (i) the genuineness of all signatures and the authenticity of documents submitted to me as originals, and the conformity to originals of all documents submitted to me as copies;

                (ii) the accuracy, completeness, and genuineness of all representations and certifications with respect to factual matters made to me by officers of the Registrant and public officials; and

                (iii) the accuracy and completeness of the Registrant's records.

        The opinions expressed herein are limited solely to the laws of the State of Indiana. I express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.
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        The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which I have relied be changed.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Eric Tooker